United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                         October 20, 2005
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

          Overseas Shipholding Group, Inc. (the "Registrant") is party to two agreements, one dated as of September 14, 1998 with Myles R. Itkin, the Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, as amended by letter agreements dated as of March 24, 1999 and June 21, 2002, and the other dated as of October 30, 1998 with Robert E. Johnston, the Senior Vice President and Head of Shipping Operations of the Registrant, as amended by letter agreements dated as of March 24, 1999 and June 21, 2002, each of which relates to a Change in Control (as defined therein) of the Registrant. Both agreements expire on the earliest to occur of certain events or dates. On October 20, 2005, the Registrant and each of Messrs. Itkin and Johnston amended the applicable agreement to change the expiration date of October 21, 2005 to December 31, 2005.

          The foregoing description of the two amendments is qualified in its entirety by the terms and conditions of the two amendments, copies of which are filed with this Form 8-K as exhibits.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated October 20, 2005 between the Registrant and Myles R. Itkin.

10.2	Letter Agreement dated October 20, 2005 between the Registrant and Robert E. Johnston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: October 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated October 20, 2005 between the Registrant and Myles R. Itkin.

10.2	Letter Agreement dated October 20, 2005 between the Registrant and Robert E. Johnston.